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                                POWER OF ATTORNEY

I, Edward B. Rust, Jr., am a trustee and/or an officer of State Farm Mutual Fund Trust (the "Trust"), a Delaware business trust and a registered investment company under the Investment Company Act of 1940 (the "1940 Act"). I hereby appoint David R. Grimes and David M. Moore (each an "Attorney-in-Fact"), each located at One State Farm Plaza, Bloomington, IL 61710 and each of them, with full power of substitution as my true and lawful attorney-in-fact and agent to do any and all acts and things and to execute any and all instruments, in connection with my duties as trustee and/or officer of the Trust, which the Attorney-in-Fact may deem necessary or advisable, including:

(i) to enable the Trust to comply with the 1940 Act and with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission (the "SEC"), in connection with the registration statement for the Trust. Without limiting the generality of the foregoing, an Attorney-in-Fact shall have the power and authority to sign my name as trustee and/or officer of the Trust on a registration statement or on any amendment thereto of the Trust filed with the SEC and to any instrument or document filed as part of, as an exhibit to or in connection with, such registration statement or amendment; and

(ii) to register or qualify securities issued by the Trust for sale under the securities or Blue Sky Laws of all states as may be necessary or appropriate to permit the offering and sale of those securities as contemplated by the Trust's registration statement, including specifically, but without limiting the generality of the foregoing, the power of attorney to sign on my behalf as a trustee and/or officer of the Trust any application, statement, petition, prospectus, notice or other instrument or document, or any amendment thereto, or any exhibit filed as a part thereto or in connection therewith, which is required to be signed by me and to be filed with the public authority or authorities administering securities or Blue Sky Laws;

and I hereby ratify and confirm as my own all acts and deeds that the Attorneys-in-Fact shall perform on my behalf under this agreement.

     IN WITNESS WHEREOF, the undersigned has executed this agreement this 15th day of September, 2000.

                                                     /s/ Edward B. Rust, Jr.
                                                     -----------------------
                                                     Edward B. Rust, Jr.
In the Presence of:

Stephen L. Horton